EXHIBIT 12

                        GRANITE BROADCASTING CORPORATION
                          COMPUTATION OF EBITDA MARGIN
                        (In thousands except percentage)

                                                                                                       Pro Forma
                                                           Years ended December 31,                  Latest Twelve
                                       -----------------------------------------------------------   Months Ended
                                                                                           1996        March 31,
                                         1992      1993      1994      1995      1996    Pro Forma       1997
                                       -------   -------   -------   -------   --------   --------   -------------
Net revenue                            $35,957   $37,499   $62,856   $99,895   $129,164   $150,536     $149,865
                                       =======   =======   =======   =======   ========   ========     ========

Operating income                       $ 6,865   $ 6,949   $14,513   $27,157   $ 33,811   $ 42,027     $ 39,955

Add:  Depreciation                       2,279     2,398     3,420     4,514      6,144      6,425        6,586
      Amortization                       3,983     3,864     4,715     9,330     11,824     16,158       16,687
      Non-cash compensation expense                  123       282       363        496        496          574
                                       -------   -------   -------   -------   --------   --------     --------
EBITDA                                 $13,127   $13,334   $22,930   $41,364   $ 52,275   $ 65,106     $ 63,802
                                       -------   -------   -------   -------   --------   --------     --------

EBITDA margin                             36.5%     35.6%     36.5%     41.4%      40.5%      43.2%        42.6%
                                       =======   =======   =======   =======   ========   ========     ========